UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 5, 2016

Date of Report (Date of earliest event reported)

SPEED COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1303 E. Arapaho Road, Suite 200 Richardson, TX 75081
(Address of principal executive offices) (Zip Code)

(866) 377-3331

(Registrant’s telephone number, including area code)

_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

SIGNATURES

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 5, 2016, Speed Commerce, Inc., together with certain of its subsidiaries (collectively, the “Company”), each received from Garrison Loan Agency Services LLC (“Secured Party”) a Notification of Proposal to Accept Collateral in Full Satisfaction (the “Foreclosure Notices”). The Foreclosure Notices state that Secured Party intends to foreclose on all assets of the Company (the “Collateral”) pursuant to Section 9-620 of the New York Uniform Commercial Code. The Foreclosure Notices, among other things, effectively serve as a triggering event accelerating the Company’s obligations under that certain Amended and Restated Credit and Guaranty Agreement by and among the Company and the lenders from time to time party thereto, dated as of November 21, 2014, that was attached as Exhibit 10.1 to that certain current report on Form 8-K filed by the Company on November 26, 2014, as amended (the “Credit Agreement”).

As previously disclosed, the Company is in default of the terms of the Credit Agreement. The Company is unable to cure the existing defaults under the Credit Agreement, or to repay the amount owed under the Credit Agreement. The Foreclosure Notices state that, as of May 5, 2016, the outstanding balance due from the Company to Secured Party under the Credit Agreement is $127,376,895.86 (the “Outstanding Balance”).

The Foreclosure Notices indicate that Secured Party unconditionally proposes to accept, either itself or through a designee, the Collateral (or such lesser portion of the Collateral as the Secured party may determine) and that the Outstanding Balance shall be fully discharged as a result. The Foreclosure Notices further state that, absent the Company objecting to the proposal contained in the Foreclosure Notices on, or prior to, May 25, 2016 (the “Foreclosure Date”), the Company will have been deemed to have consented to the proposal contained in the Foreclosure Notices, and that Secured Party will accept and retain the Collateral.

Secured Party has indicated to the Company that, following the Foreclosure Date, it intends to continue the operation of the Company’s business utilizing the assets that it acquires through its foreclosure and acquisition of the Collateral. Upon such a foreclosure occurring, the Company anticipates that (i) Secured Party will employ substantially all of the Company’s employees, and (ii) the Company will engage in a process of attempting to resolve and wind-down its outstanding obligations.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve expectations, projections, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “anticipate,” “intend,” “continue,” “will,” or “may” or other comparable terms and phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results and actions to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include a variety of factors, many of which are beyond the Company’s control, many of these factors are described from time to time in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements provide the Company’s current expectations or predictions of future conditions, events, or results speak only as of the date that such statements are made, and the Company can give no assurance that these expectations and assumptions will prove to have been correct and actual results and actions may vary materially from these statements. The Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2016	SPEED COMMERCE, INC.

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel